As filed with the Securities and Exchange Commission on July 27, 2004

Registration No. 333-113655

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	6711	31-0854434
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Fifth Third Center, Cincinnati, Ohio 45263

(513) 579-5300

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Paul L. Reynolds, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(513) 579-5300

(513) 744-6757 (Fax)

(Name, address, including zip code and telephone

number, including area code, of agent for service)

Copies of Communications to:

Richard G. Schmalzl, Esq.

Christine E. Oliver, Esq.

Graydon Head & Ritchey LLP

1900 Fifth Third Center

511 Walnut Street

Cincinnati, Ohio 45202

(513) 621-6464

(513) 651-3836 (Fax)

Approximate date of commencement of proposed sale of the securities to the public: The merger of Franklin Financial Corporation with and into Fifth Third Financial Corporation, a wholly-owned subsidiary of Fifth Third Bancorp, was consummated on June 11, 2004. Fifth Third is hereby amending this Registration Statement to deregister 645,028 shares of common stock, no par value, which were issuable to the shareholders of Franklin Financial in connection with the merger of Franklin Financial with and into Fifth Third Financial Corporation.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-113655) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Fifth Third Bancorp set forth in the registration statement on Form S-4 (File No. 333-113655), declared effective on March 31, 2004, Fifth Third is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 645,028 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the registration statement, issuable to the shareholders of Franklin Financial Corporation in connection with the merger of Franklin Financial with and into Fifth Third Financial Corporation.

Pursuant to the registration statement on Form S-4, 5,700,000 shares of common stock were registered. These shares were registered pursuant to the registration statement in order to be issued to the shareholders of Franklin Financial in connection with the merger. Upon the consummation of the merger, Fifth Third issued a total of 5,054,972 of these shares of common stock to the shareholders of Franklin Financial. Therefore, in accordance with the undertaking mentioned above, Fifth Third hereby deregisters the remaining 645,028 shares of Fifth Third common stock previously registered pursuant to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-113655 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 27, 2004.

FIFTH THIRD BANCORP

By:	/s/ GEORGE A. SCHAEFER, JR.
George A. Schaefer, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-113655 has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ GEORGE A. SCHAEFER, JR.	Date: July 27, 2004
George A. Schaefer, Jr. President and Chief Executive Officer

Principal Financial Officer:

/s/ R. MARK GRAF	Date: July 27, 2004
R. Mark Graf Chief Financial Officer and Senior Vice President

Principal Accounting Officer:

/s/ DAVID J. DEBRUNNER	Date: July 27, 2004
David J. DeBrunner Controller and Vice President

Directors of the Company:

/S/ DARRYL F. ALLEN*	Date: July 27, 2004
Darryl F. Allen

/S/ JOHN F. BARRETT*	Date: July 27, 2004
John F. Barrett

/S/ JAMES P. HACKETT*	Date: July 27, 2004
James P. Hackett

/S/ JOAN R. HERSCHEDE*	Date: July 27, 2004
Joan R. Herschede

/S/ ALLEN M. HILL*	Date: July 27, 2004
Allen M. Hill

/S/ ROBERT K. KOCH, II*	Date: July 27, 2004
Robert L. Koch, II

/S/ MITCHEL D. LIVINGSTON, PH.D.*	Date: July 27, 2004
Mitchel D. Livingston, Ph.D.

/S/ KENNETH W. LOWE*	Date: July 27, 2004
Kenneth W. Lowe

/S/ HENDRIK G. MEIJER*	Date: July 27, 2004
Hendrik G. Meijer

/S/ ROBERT B. MORGAN*	Date: July 27, 2004
Robert B. Morgan

James E. Rogers

/s/ GEORGE A. SCHAEFER, JR.	Date: July 27, 2004
George A. Schaefer, Jr.

/S/ JOHN J. SCHIFF, JR.*	Date: July 27, 2004
John J. Schiff, Jr.

/S/ DUDLEY S. TAFT*	Date: July 27, 2004
Dudley S. Taft

/S/ THOMAS W. TRAYLOR*	Date: July 27, 2004
Thomas W. Traylor

*By:	/s/ GEORGE A. SCHAEFER, JR.
George A. Schaefer, Jr. as attorney-in-fact pursuant to a power of attorney previously filed